Exhibit 10.2

THE SECURITIES WHICH ARE THE SUBJECT OF THIS STOCK OPTION AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

STOCK OPTION AGREEMENT

UNDER THE

URBAN-GRO, INC. 2019 EQUITY INCENTIVE PLAN

This Stock Option Agreement (“Option Agreement”) is made and entered into by and between urban-gro, Inc. (“urban-gro” or the “Company”) and Larry Dodson (the “Optionee”), as of [●], 2020 (the “Grant Date”). The Options granted to the Optionee pursuant to this Option Agreement shall be granted under the urban-gro, Inc. 2019 Equity Incentive Plan, as amended from time to time (the “Plan”), and shall be subject to the terms and conditions of the Plan.

WHEREAS, the Company has entered into that certain Separation Agreement with the Optionee as of March 20, 2020, which sets forth the terms of the Optionee’s separation from service with the Company (the “Separation Agreement”);

WHEREAS, part of the consideration to be provided to the Optionee under the Separation Agreement is the right and option to purchase 330,000 shares of the Company’s Common Stock, subject to the Optionee executing (and not timely revoking) the Separation Agreement and complying with the terms of the Separation Agreement;

WHEREAS, the Optionee has executed (and not timely revoked) the Separation Agreement;

WHEREAS, the Company desires to grant the right and option to purchase 330,000 shares of the Company’s Common Stock to the Optionee, subject to the terms and conditions of this Option Agreement and the Plan; and

WHEREAS, the Optionee desires to receive such right and be the holder of such options, subject to the terms and conditions of this Option Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Grant of Stock Options; Option Terms. Subject to the terms and conditions of this Option Agreement and the Plan, the Company hereby grants to the Optionee as of the Grant Date, subject to the terms hereof and the Plan, the right and option to purchase all or a portion of 330,000 shares of Common Stock of the Company (the “Shares”), on or before the Expiration Date (as defined below) (the “Options”). No exercise as to a portion of the Shares shall preclude a later exercise or exercises as to additional portions. The Options are Nonqualified Stock Options (not intended to be within the meaning of Section 422 of the Code). The Options granted hereunder shall expire at 12:01 a.m. mountain time on the day immediately following the date on which the Exercise Period (as defined below) expires.

2.     Terms and Conditions of the Option. The Options shall be subject to the following terms and conditions:

2.1       Exercise Price. The price to be paid for each Shares with respect to which an Option is exercised, shall be $1.00 (the “Exercise Price”).

2.2.       Vesting and Exercisability. The Options granted to the Optionee pursuant to this Option Agreement shall become vested and fully exercisable on the Grant Date. The Options shall remain exercisable for the period commencing on the Grant Date and expiring on the five (5) year anniversary of the Grant Date (the “Exercise Period”).

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2.3       Method of Exercise. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Option Agreement by delivery, in person, by facsimile or electronic commission (if confirmed) or through the mail, to the Company at its principal executive office in Colorado (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identity this Option, must specify the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), must be signed by the person or persons so exercising the Option, and must include such other representations and agreements as may be required by the Company. If this Option is being exercised, as provided by the Plan and/or this Option Agreement, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise this Option. Payment of the full aggregate Exercise Price as to all Exercised Shares must accompany the exercise notice. This Option shall be deemed exercised upon receipt by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price and any other documentation required by the Company. The Optionee or person exercising the Option is responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the Exercise Price. The Option shall not be exercisable with respect to fractions of a Share.

2.4       Stock Adjustments. In the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change with respect to the Company shares, the shares and number of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or prices therefor) affected thereby, shall be equitably adjusted as determined by the Committee to the extent necessary to provide Optionee the same economic effect as contemplated by this Option Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

2.5            Limitation on Exercise. The grant of this Option and the issuance of Shares upon exercise of this Option are subject to compliance with all applicable laws. This Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable laws. In addition, this Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect at the time of exercise of this Option with respect to the Shares; or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Optionee is cautioned that unless the foregoing conditions are satisfied, the Optionee may not be able to exercise the Option when desired even though the Option is vested. As a further condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Any Shares that are issued will be “restricted securities” as that term is defined in Rule 144 under the Securities Act, and will bear an appropriate restrictive legend, unless they are registered under the Securities Act. The Company is under no obligation to register the Shares issuable upon exercise of this Option.

2.6       Method of Payment. The total Exercise Price of the Shares to be purchased upon exercise of this Option must be paid entirely in cash or cash equivalent (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by:

(A)   subject to any conditions or limitations established by the Company, other Shares that have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price;

(B)   consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Company (Officers and Directors shall not be permitted to use this procedure if this procedure would violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended);

(C)   subject to any conditions or limitations established by the Company, retention by the Company of so many of the Shares that would otherwise have been delivered upon exercise of the Option as have a Fair Market Value on the exercise date equal to the aggregate exercise price of all Shares as to which the Option is being exercised, provided that the Option is surrendered and cancelled as to such Shares; or

(D)   any combination of the foregoing methods of payment.

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2.7    Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, Company’s, heirs, successors, and assigns of the Optionee. This Option may not be assigned, pledged, or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment, or similar process. Notwithstanding the foregoing, if this Option is designated as a Nonqualified Stock Option, the Company may, in its sole discretion, allow the Optionee to transfer this Option as a gift to one or more family members. For purposes of this Option Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing the Optionee's household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which the Optionee or one or more of these persons control the management of assets, and any entity in which the Optionee or one or more of these persons own more than 50% of the voting interest.

2.8    Tax Obligations. The Optionee shall make appropriate arrangements with the Company for the satisfaction of all applicable Federal, state, local, and foreign income taxes, employment tax, and any other taxes that are due as a result of the Option exercise. The Committee, in its sole discretion, may permit the Optionee to satisfy such obligations by any of the following means or a combination of such means: (i) tendering cash or cash equivalent (including check, bank draft or money order) or (ii) authorizing the Company to withhold Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option. The Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

3.       Restrictions on Resale. The Optionee shall not sell any Shares at a time when applicable law, Company policies or an agreement between the Company and its underwriters prohibit a sale.

4.     Lock-Up Agreement. In connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Option) or any rights to acquire Shares of the Company for such period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.

5.     Independent Legal and Tax Advice. The Optionee acknowledges that (a) the Company is not providing any legal or tax advice to the Optionee and (b) the Company has advised the Optionee to obtain independent legal and tax advice regarding this Option Agreement and any payment hereunder.

6.     No Rights in Shares. The Optionee shall have no rights as a stockholder in respect of any Shares, unless and until the Optionee becomes the record holder of such Shares on the Company’s records.

7.     Miscellaneous.

7.1    Entire Agreement; Governing Law; Venue. The Plan and this Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, including, but not limited to, the Separation Agreement. This Option Agreement shall interpreted under the Colorado Corporation Law excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the Colorado Corporation Law. Any legal proceeding related to the Plan and this Option Agreement will be brought in an appropriate Colorado court, and the parties to this Option Agreement consent to the exclusive jurisdiction of such court for this purpose.

7.2    Amendment and Waiver. Other than as provided in the Plan, this Option Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Option Agreement or, in the case of a waiver, by the party waiving compliance. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach by the Optionee or any other participant in the Plan.

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7.3       No Guarantee of Continued Service. This Option Agreement is not an employment or service agreement, and no provision of this Option Agreement shall be construed or interpreted to create any employment or service relationship between the Optionee and the Company for any time period.

7.4        No Fractional Shares. All provisions of this Option Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional Share, such fractional Share shall settled in cash.

7.5       Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Optionee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provision of the Plan and the provisions of this Option Agreement, the terms of this Option Agreement shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

7.6       No Guarantee of Tax or Other Consequences. The Company makes no commitment or guarantee that any tax treatment will apply or be available to the Optionee or any other person. The Optionee has been advised, and provided with ample opportunity, to obtain independent legal and tax advice regarding this Option Agreement.

7.7        Representation and Warranties of the Optionee. By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under this Option Agreement and governed by the terms and conditions of this Option Agreement and the Plan. The Optionee has reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Option Agreement and fully understands all provisions of this Option Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions relating to this Option Agreement and/or the Plan.

7.8       Electronic Delivery. The Optionee agrees that the Company may deliver all documents relating to the Plan or this Option (including prospectuses required by the Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders or the Optionee (including annual reports, proxy statements and financial statements), either by e-mail or by e-mail notice of a Web site location where those documents have been posted. The Optionee may at any time (i) revoke this consent to e-mail delivery of those documents; (ii) update the e-mail address for delivery of those documents; (iii) obtain at no charge a paper copy of those documents, in each case by writing the Company. The Optionee may request an electronic copy of any of those documents by requesting a copy in writing from the Company. The Optionee understands that an e-mail account and appropriate hardware and software, including a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail.

7.9       Notices. Any notice necessary under this Option Agreement shall be addressed to the Company at its principal executive office in Colorado (Attention: Chief Financial Officer) and to the Optionee at the address appearing in the personnel records of the Company for such Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

7.8 Severability. Every provision of this Option Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

7.9       Headings and Sections. The headings and sections contained herein are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Option Agreement.

7.10       Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Option Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows]

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urban-gro, Inc.
By:___________________________________
Name:
Title:

OPTIONEE
By:___________________________________
Name: Larry Dodson
Residence Address:______________________ ______________________________________ ______________________________________

Signature Page to Stock Option Agreement

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